Exhibit 10(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 29 to the Registration Statement on Form N-4 (No. 2-77712) of our report dated April 2, 2003 relating to the statutory financial statements of Investors Life Insurance Company of North America and of our report dated February ____, 2003 relating to the financial statements of Investors Life Insurance Company of North America Separate Account I, which appear in such Statement of Additional Information.



PricewaterhouseCoopers LLP
Dallas, Texas
May 2, 2003